U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 18, 2002



                                  GENEMAX CORP.
                         formerly known as Eduverse.com
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-27239                                        88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230

                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

Items 2 through 6 and 8 not applicable.

Item 1. Changes in Control of Registrant

     As of the date of this Report, the Board of Directors of GeneMax Corp., a Nevada corporation and formerly known as "Eduverse.com" (the "Company"), has commenced the closing of the acquisition of GeneMax Pharmaceuticals Inc., a Delaware corporation ("GeneMax Pharmaceuticals"). On May 9, 2002, to be effective July 15, 2002, Eduverse.com (now known as GeneMax Corp.), the shareholders of GeneMax Pharmaceuticals (the "GeneMax Shareholders"), GeneMax Pharmaceuticals and Investor Communications International, Inc., a Washington corporation ("ICI") entered into a share exchange agreement (the "Share Exchange Agreement").

     Based upon review of a wide variety of factors considered in connection with its evaluation of Share Exchange Agreement, the Board of Directors of the Company believed that consummation of the Share Exchange Agreement would be fair to and in the best interests of the Company and its shareholders. On May 9, 2002, the Board of Directors approved and authorized execution of the Share Exchange Agreement. The Board of Directors further authorized and directed the filing with the Securities and Exchange Commission and subsequent distribution to ten or less shareholders of the Company who held of record as of May 27, 2002 at least a majority of the issued and outstanding shares of Common Stock, an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, for approval of certain corporate actions.

     On July 15, 2002, a Written Consent of Shareholders of the Company was executed pursuant to which the shareholders (i) approved the Share Exchange Agreement, related conversion of loan to equity interest by the Company in GeneMax Pharmaceuticals, and resulting change in control of the Company; (ii) approved an amendment to the Articles of Incorporation of the Company to effectuate a change in the corporate name to "GeneMax Corp."; (iii) approved a 2002 stock option plan for key personnel of the Company; (iv) approved an amendment to the Company's bylaws to change the number of directors of the Company to consist of one (1) to fifteen (15); (v) elected three persons to serve as directors of the Company until the next annual meeting of the Company's shareholders or until their successor has been elected and qualified; and (vi) ratified the election of LaBonte & Co. as independent public accountants for the Company for fiscal year ending December 31, 2002.

     In accordance with the terms of the Share Exchange Agreement, the sole business operations of the Company will be in the biotechnology industry. Pursuant to the terms of the Share Exchange Agreement, the Company's name has been changed to "GeneMax Corp." and, effective July 15, 2002, the Company's trading symbol under the OTC Bulletin Board for its shares of Common Stock has been changed to "GMXX".

Share Exchange Agreement

     Pursuant to the terms of the Share Exchange Agreement, the Company is in the process of acquiring from the GeneMax Shareholders up to one hundred percent (100%) of the issued and outstanding shares of common stock of GeneMax Pharmaceuticals. The terms of the Share Exchange Agreement require the Company to issue shares of its restricted common stock as follows: (i) up to 6,744,964 shares of restricted Common Stock to the GeneMax Shareholders in proportion to their respective holdings in GeneMax Pharmaceuticals; (ii) up to 4,487,001 shares of restricted Common Stock to Canadian shareholders of GeneMax Pharmaceuticals pursuant to the terms of a Takeover Bid Circular dated July 8, 2002; (iii) up to 188,154 shares of restricted Common Stock to certain creditors of GeneMax Pharmaceuticals pursuant to the terms of certain debt settlement agreements; and (iv) 200,000 shares of restricted Common Stock to ICI as a finders' fee pursuant to the terms of the Share Exchange Agreement. Management anticipates that all such shares of Common Stock will be issued by approximately August 15, 2002.

     As of the date of this Report, the Company has issued an aggregate of 5,880,304 shares of its restricted Common Stock to the GeneMax Shareholders. See "Change in Control of Registrant" below.

     Voluntary Pooling Agreement

     The Company and GeneMax Pharmaceuticals desire to provide for and maintain an orderly trading market and stable price for the Company's shares of Common Stock. Therefore, the GeneMax Shareholders, the Company and Global Securities Transfer Inc. entered into a voluntary pooling agreement, dated May 9, 2002 to be effective July 15, 2002 (the "Pooling Agreement"). Pursuant to the terms and provisions of the Pooling Agreement, the GeneMax Shareholders and certain shareholders of the Company (the "Pooled Shareholders") representing up to an aggregate of 8,100,000 and 1,066,980 shares of Common Stock, respectively (the "Pooled Shares"), generally agreed that the Pooled Shares shall be subject to a contractual restrictive holding period. The Pooled Shareholders further agreed that that the Pooled Shares will not be traded and will become available for trading and released and sold in the following manner: (i) an initial ten percent (10%) of the Pooled Shares will be released to the Pooled Shareholders on the date which is one calendar year from the closing date of the Share Exchange Agreement (the "First Release Date"); and (ii) a further ten percent (10%) will be released to the Pooled Shareholders on each of the dates which are every three (3) calendar months from the First Release Date in accordance with each Pooled Shareholder's respective shareholdings.

     Secured and Convertible Loan Agreement

     As a condition to entering into and in accordance with the Share Purchase Agreement, the Company and ICI agreed to advance to GeneMax Pharmaceuticals the aggregate principal sum of not less than $250,000 within five (5) business days of ICI raising an aggregate of $700,000. As of the date of this Report, the Company has received subscriptions for $700,000 in funding and has advanced an aggregate sum of $250,000.00 to GeneMax Pharmaceuticals.

     In accordance with the loan made to GeneMax Pharmaceuticals, the principal sum loan amount bears interest accruing at the rate of ten percent (10%) per annum, and is secured pursuant to a senior fixed and floating charge on all of the assets of GeneMax Pharmaceuticals together with the personal and joint and several guarantees of certain guarantors on behalf of GeneMax Pharmaceuticals (the "Loan Agreement").

     Pursuant to the terms and provisions of the Loan Agreement, GeneMax Pharmaceuticals further agreed that the aggregate principal loan sum amount will be repaid to the Company on or before the day which is thirty (90) calendar days from the earlier of one (1) year from the execution date of the Loan Agreement or the date upon which the Company's proposed purchase of all of the issued and outstanding shares of GeneMax Pharmaceuticals under the terms of the Share Purchase Agreement terminates (the "Final Payment Date"). It is further agreed that GeneMax Pharmaceuticals will have the right to prepay and redeem any portion of the aggregate principal loan sum amount and accrued interest due and owing the Company in whole or in part prior to the Final Payment Date by providing the Company with no less than thirty (90) calendar day's prior written notice (the "Right of Redemption"). As a result of the Closing, the loan will become an intercompany account between parent and subsidiary.

GeneMax Pharmaceuticals

     GeneMax Pharmaceuticals was formed during 1999, together with its subsidiary which was formed under the laws of the Province of British Columbia, Canada. GeneMax Pharmaceuticals is a biotechnology company specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer, and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection. Management of the Company believes that the global market for effective cancer treatments is large, and that immunotherapies representing potential treatments for metastatic cancer is an unmet need in the area of oncology.

     During March 2000, GeneMax Pharmaceuticals and the University of British Columbia entered into an exclusive world-wide license agreement (the "License Agreement"). Pursuant to the terms of the License Agreement, GeneMax Pharmaceuticals acquired exclusive licensing rights to two patented technologies: (i) a cell-based peptide transfer assay, and (ii) a cancer immuno-therapy based on restoration of antigen presentation through transporters associated with antigen-processing technologies, which is GeneMax
Pharmaceutical's lead product ("TAP Technology").

     TAP Technology

     Management of the Company believes that GeneMax Pharmaceutical's TAP Technology is a therapeutic that enables a body's immune system to recognize the cancer cells as "foreign" and kill them. The TAP Technology is aimed at a group of cancers that include lung cancer, liver cancer, kidney cancer, head and neck cancer, breast cancer, melanoma, prostate cancer, colorectal cancer and cervical cancer. These cancers are characterized by defects in the cellular, antigen presentation pathway, which results in the cancers becoming invisible to the immune system. This allows the cancers to continue to proliferate and eventually spread. Management of the Company believes that GeneMax Pharmaceutical's TAP Technology increases the activity of the antigen presentation pathway thus providing sufficient information to the immune system to cause rejection and elimination of tumors from the body.

     GeneMax Pharmaceuticals has informed management of the Company that the proof of principle behind the TAP Technology was established by curing mice bearing metastatic small cell lung cancer tumors. This study was published in Nature Biotechnology (Vol. 18, pp. 515-520, May 2000). The TAP Technology was further validated in melanoma. Management of the Company believes that the competitive advantages of the TAP Technology include (i) efficacy against secondary cancerous growths elsewhere in the body; (ii) no restrictions on the genetics of the tumors or individuals; (iii) non-toxicity to normal cells; and
(iv) complementary to and synergistic with other therapeutics. As of the date of this Report, management of the Company believes that the TAP Technology is in the pre-clinical development stage and is preparing for Phase I clinical trials.

     Peptide Transfer Assay

     Management of the Company believes that GeneMax Pharmaceutical's peptide transfer assay is a novel and sophisticated cell-based assay designed to evaluate compounds and drugs for their ability to stimulate or suppress the immune response (the "Peptide Transfer Assay"). The Peptide Transfer Assay's application is to identify compounds effective in the treatment of cancer, infectious diseases, and autoimmune diseases. Management of the Company believes that the Peptide Transfer Assay technology is expected to be of significant interest to pharmaceutical companies, companies with natural product libraries, anti-sense or gene libraries or proprietary rights to chemical compounds (e.g. combinatorial chemistry companies). As of the date of this Report, management of the Company believes that the Peptide Transfer Assay is ready for development for high-throughput screening and partnering.

     As of the date of this Report, management of the Company estimates that GeneMax Pharmaceuticals has raised approximately $2,000,000 in funding and the Company has raised $700,000 in funding since the May, 2002 announcement of the GeneMax Pharmaceuticals acquisition. Management of the Company believes that an estimated $15,000,000 is required over the next three years for payment of expenses associated with the balance of pre-clinical development and commencement of Phase I clinical trials for the TAP Technology and for corporate expenses.

Change in Control of Registrant

     As a result of the issuance of restricted shares of Common Stock pursuant to the Share Exchange Agreement, there was a change in control of the Company. As of the date of this Report, the Company has issued an aggregate of 5,880,304 shares of its restricted Common Stock to the GeneMax Shareholders.

     The board of directors of the Company desire to set forth the names and address, as of the date of this Report, and the approximate number of shares of Common Stock owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5) of the Company's Common Stock, and the name and shareholdings of each officer and director, and all officers and directors as a group.

     After completion of the issuances of Common Stock as required by the Share Exchange Agreement, the Takeover Bid Circular and the certain debt settlement agreements, management of the Company anticipates that the total estimated capitalization of the Company will be 15,320,119 shares of Common Stock issued and outstanding. As of the date of this Report, there are 9,580,304 shares of Common Stock issued and outstanding.

--------------------------------------------------------------------------------
Title of Class      Name and Address of           Amount and Nature   Percent of
                      Beneficial Owner                 of Class         Class
--------------------------------------------------------------------------------
                                                              (1)
Common Stock        Investor Communications            554,470          5.79%
                    International, Inc.
                    435 Martin Street, Suite 2000
                    Blaine, Washington 98230
                                                              (1)
Common Stock        Alexander Cox                      535,060          5.59%
                    755 Burrard Street
                    Suite 428
                    Vancouver, British Columbia
                    Canada V6Z 1X6
                                                              (1)(2)
Common Stock        James D. Davidson                  750,000          7.83%
                    321 S. St. Asaph Street
                    Alexandria, Virginia 22314

Common Stock        All current officers and directors     -0-           -0-
                     as a group (3 persons)
--------------------------------------------------------------------------------
(1)
   These are restricted shares of common stock.
(2)
   Mr. James D. Davidson is an initial founding shareholder of GeneMax Pharmacueticals.

     There are no arrangements or understanding among the entities and individuals referenced above or their respective associates concerning election of directors or any other matters which may require shareholder approval.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          To be Filed.

     (b)  Pro Forma Financial Information.

          To Be Filed.

     (c)  Exhibits.

          Not Applicable.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        GENEMAX CORP.


Date:  July 18, 2002                    By: /s/ Grant Atkins
                                        ----------------------------
                                        Grant Atkins, President